UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)            March 5, 2008
G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN		55343

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 912-5500

n/a

(Former Nme or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01.	Other Events.
On March 5, 2008, we were advised by the United States Securities and Exchange Commission that it is conducting an informal investigation of G&K Services, Inc. We believe this matter stems from a dispute with a former location general manager primarily related to our internal budgeting and incentive compensation program. The dispute with this former employee was previously resolved to the parties’ satisfaction.
The correspondence received from the SEC states that it has not concluded that anyone has broken the law and that the investigation does not mean the SEC has a negative opinion of any person, entity or security. We intend to cooperate fully with the SEC in working through this matter. At this point, we cannot predict the length, scope or results of this investigation, nor its impact, if any.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G&K SERVICES, INC.
Date: March 12, 2008	By /s/ Jeffrey L. Wright
Jeffrey L. Wright
Its Senior Vice President and Chief Financial Officer